                                                                   EXHIBIT 10.32

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 30th day of September, 1998, by and between WebMD, INC., a Georgia corporation ("WebMD") and JEFFREY T. ARNOLD, an individual (the "Executive"), and is effective as of the date hereof.

          WHEREAS, Executive has made and is expected to continue to make a significant contribution to the success and development of WebMD in his role as Chairman and Chief Executive Officer of WebMD; and

          WHEREAS, Executive is willing to render services to WebMD on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and WebMD including, without limitation, the promises and covenants described herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  EMPLOYMENT
                                  ----------

          SECTION 1.1  Term of Employment.  The term of Executive's employment
                       ------------------
hereunder shall continue for a period of two (2) years from the effective date hereof, unless earlier terminated as provided in this Agreement. At the end of the second year of the initial two-year term, and at the end of each year-long extension hereof, this Agreement shall automatically be extended for an additional one-year term unless either party hereto shall give written notice of its or his intent to terminate three hundred sixty (360) days prior to the end of the initial two-year term or any year-long extension hereof.

          SECTION 1.2  Duties and Responsibilities of Executive.  Executive is
                       ----------------------------------------
hereby employed full time as the Chairman and Chief Executive Officer of WebMD, shall do and perform all services and acts necessary or advisable to fulfill the duties of such offices, and shall conduct and perform such additional services and activities as may be determined from time to time by the Board of Directors of WebMD. During the term of this Agreement, Executive shall devote his full time, energy and skill to the business of WebMD and to the promotion of WebMD's interests, and Executive acknowledges that he has a duty of loyalty to WebMD and shall not engage in, directly or indirectly, any other business or activity that could materially and adversely affect WebMD's business or the Executive's ability to perform his duties under this Agreement.

          In his capacity as an officer of WebMD, Executive shall report to the Board of Directors of WebMD. Executive's authority and responsibility in WebMD shall at all times be subject to the review and discretion of the Board of Directors, who shall have the final authority to make decisions regarding the business of WebMD.

          SECTION 1.3  Compensation.  For all services to be rendered by
                       ------------
Executive under this Agreement, WebMD shall pay Executive as follows:

          (a) Base Salary.  Executive shall be paid an annual gross salary of
              -----------
$180,000 payable bi-weekly. At the sole discretion of the Board of Directors of WebMD, Executive's annual gross salary may be increased, from time to time, throughout the term of this Agreement, the amount of any such increase to be determined by the Board of Directors (or by the Compensation Committee thereof).

          (b) Annual Bonus.  Executive shall be paid an annual bonus in an
              ------------
amount approved by the Board of Directors of WebMD (or by the Compensation Committee thereof).

          SECTION 1.4  Benefits.
                       --------

          (a) Vacation.  Executive shall be entitled to four weeks paid vacation
              --------
annually. Any vacation not used during any calendar year shall be forfeited except that one week's unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued.

          (b) Life, Disability and Retirement Programs.  Executive shall be
              ----------------------------------------
entitled to participate in any life, disability and retirement programs that are generally offered to or provided for the senior management personnel of WebMD, said programs to be approved by the Board of Directors.

          (c) Group Insurance.  Executive shall be entitled to participate in
              ---------------
such group health and dental insurance programs (including family coverage) as may from time to time be offered generally to all of the other members of the senior management personnel of WebMD and its subsidiaries. Executive's participation shall be on the same basis (including cost provisions) as such other members of senior management.

          SECTION 1.5  Stock Options.  WebMD shall grant Executive options to
                       -------------
purchase One Million (1,000,000) shares of Common Stock, Series D, of WebMD (the "Options"), such Options to be subject to the terms and conditions set forth below. The Options shall be adjusted for any change in the total issued common shares of WebMD (of any class) due to stock splits, stock dividends and similar transactions.

                 (a)   Grant, Vesting and Exercise. Options to purchase One
                       ---------------------------
Million (1,000,000) shares of Common Stock, Series D, shall be granted as of the effective date of this Agreement and at the exercise price of fifteen dollars ($15.00) per share. Said Options shall vest and become exercisable in accordance with the following schedule and shall remain exercisable through the fourth anniversary of the effective date of this Agreement, at which time such Options shall expire unless earlier terminated in accordance with the provisions hereof.

          --------------------------------------------------------------
            OPTIONS FOR NUMBER OF SHARES   DATE VESTED AND EXERCISABLE
          --------------------------------------------------------------
                       333,333                  September 30, 1998
          --------------------------------------------------------------
                       166,667                  September 30, 1999
          --------------------------------------------------------------
                       166,667                  September 30, 2000
          --------------------------------------------------------------
                       333,333                  September 30, 2001
          --------------------------------------------------------------

          At the effective time and date of a registration statement filed under the 1933 Act for a public offering of any series of WebMD's shares, one-half ( 1/2) of the Options held by Executive which then have not vested and become exercisable under the above vesting schedule will immediately vest and become exercisable. All Options shall vest and become exercisable upon a Change of Control of WebMD. For purposes of this Section 1.5(a), a "Change of Control" shall mean a change of the possession, direct or indirect, of the power to direct or cause the direction of management and policies of WebMD, whether through ownership of voting securities, by contract (other than a commercial contract for goods or non-management services), or otherwise. Without limitation, a Change of Control shall be deemed to have occurred if any person or entity that is not on the date hereof the beneficial owner of any securities of WebMD becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of WebMD's outstanding voting securities ordinarily having the right to vote for the election of directors of WebMD.

          (b)  Return of Options and Repurchase of Shares.
               ------------------------------------------

               (i) In the event that Executive voluntarily resigns his employment with WebMD prior to September 30, 2000, other than in a resignation following a Constructive Termination (as defined in Section 3.2(b) below) all then outstanding Options that have been issued to Executive shall be canceled as of the date of Executive's notice of voluntary resignation. In the event that Executive voluntarily resigns his employment with WebMD after September 30, 2000, or if Executive resigns his employment with WebMD prior to September 30, 2000 in a resignation following a Constructive Termination, all then outstanding and exercisable options shall remain exercisable in full for a period of 120 days after the date of such notice of voluntary resignation. WebMD shall have the option at its sole discretion to purchase any unexercised Options from the Executive at a price per share equal to the difference between the exercise price of such Options and the per share Fair Market Value of the shares of Common Stock underlying such Options determined as of or before the thirtieth (30/th/) day following the date such notice of voluntary resignation was given, with the Fair Market Value of such shares of Common Stock to be determined in the manner set forth in clause (iv) of this Subsection 1.5(b) set forth below. Furthermore, in the event Executive voluntarily resigns his employment with WebMD and no registration statement filed under the 1933 Act for a public offering of any series of WebMD's shares has become effective, then WebMD in its sole discretion may repurchase any shares of Common Stock purchased by Executive through the exercise of any Options for an amount equal to the Fair Market Value of such shares of Common Stock. Any such repurchase of shares by WebMD shall be accomplished within 180 days after such receipt of such notice of resignation.

               (ii) In the event that Executive's employment with WebMD shall be terminated by WebMD for Cause (as defined in Section 3.1) after September 30, 1999 or at any time without Cause, all then outstanding and unexercised Options shall become exercisable in full as of the date such notice of termination was given by WebMD and shall remain exercisable in full for a period of 120 days after the date such notice of termination was given by WebMD. WebMD shall have the option at its sole discretion to purchase any unexercised Options from the Executive at a price per share equal to the difference between the exercise price of such Options and the per share Fair Market Value of the shares of Common Stock underlying such Option determined as of or before the thirtieth (30/th/) day following the date such notice of termination was given by WebMD, with the Fair Market Value of such shares of Common Stock to be determined in the manner set forth in clause (iv) of Subsection 1.5(b) appearing below. Furthermore, if no registration statement filed under the 1933 Act for a public offering of any series of WebMD's Common Stock has become effective, then WebMD in its sole discretion may repurchase any shares of Common Stock purchased by Executive through the exercise of any Options for an amount equal to the Fair Market Value of the shares of Common Stock. Any such repurchase of the shares of Common Stock shall be accomplished within 180 days after the date such notice of termination was given by WebMD.

          (iii) In the event Executive's employment with WebMD shall be terminated by WebMD for Cause on or before September 30, 1999, all then outstanding Options will be canceled.

          (iv) The Fair Market Value of a share of Common Stock, Series D, on the date specified by WebMD shall mean (i) the closing sales price of the Common Stock of WebMD on such date on the national securities exchange (treating the Nasdaq National Market System as a national securities exchange) having the greatest volume of trading in the Common Stock during the thirty (30) day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open;
(ii) if the Common Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Common Stock on the over-the-counter market, in arms-length transactions not involving an affiliate of WebMD, on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; (iii) if the Common Stock also is not traded on the over-the-counter market, the average net proceeds per share received or the price paid by WebMD with respect to shares of Common Stock of any series sold or purchased by WebMD in arms length transactions during the ninety (90) days preceding the day the value is to be determined; or (iv) if no such purchases or sale transactions by WebMD have occurred within such ninety (90) day period, the Fair Market Value as determined in good faith by the Board of Directors of WebMD based on (a) such relevant facts as may be available to such Board, which may include opinions of independent experts, the price at which recent purchases or sales have been made by third parties, the per share book value of the Common Stock, and WebMD's current and future earnings or (b) an independent appraisal, conducted at WebMD's expense, by a qualified financial appraiser who is reasonably satisfactory to both WebMD and Executive, provided that the selection of method
(a) or (b) shall be by mutual agreement of the Board and Executive.

          (c) Initial Public Offering.  In the event that WebMD shall undertake
              -----------------------
an initial public offering ("IPO") of any series of its stock, pursuant to which it files a registration statement in accordance with the 1933 Act, notice of the filing of such registration statement shall be provided to Executive, and upon the effective date of such registration statement (i) pursuant to and in accordance with the Restated Shareholders Agreement, each one (1) outstanding share of Common Stock, Series D, will become one (1) share of Common Stock without series designation, (ii) pursuant to and in accordance with Section 1.5(a) above, one-half ( 1/2) of the Executive's then-unvested Options shall immediately vest and become exercisable, and (iii) WebMD shall have no right to repurchase any shares of Common Stock obtained by his exercise of any Options.

  SECTION 1.6  Business Expenses.  Executive shall be entitled to reimbursement
               -----------------
of all ordinary and necessary business expenses reasonably incurred for business travel, communications (including cell phone and pager), entertainment and meals in connection with the performance of Executive's duties under this Agreement in accordance with WebMD's established policies for reimbursement of business expenses including an automobile allowance of Seven Hundred Dollars

($700.00) per month. WebMD will also pay the initiation fees, membership dues and assessments for Executive's family membership in a club in the Atlanta area acceptable to WebMD and Executive which would permit Executive to engage in business entertainment for the benefit of WebMD. WebMD expects Executive to attend and participate in continuing education seminars and courses with respect to the health industry and business management related to his duties, and WebMD will reimburse all ordinary and necessary expenses of such attendance and participation.

                                  ARTICLE II
                                  ----------

                            COVENANTS OF EXECUTIVE
                            ----------------------

     SECTION 2.1  Confidentiality.  Executive recognizes the interest of WebMD
                  ---------------
in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of his employment with WebMD under this Agreement, and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, except as authorized by the Board of Directors, publish, disclose or use for his own benefit or for the benefit of a business or entity other than WebMD or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Executive during his employment, relating to WebMD, or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs or industrial practices, technology, know-how or intellectual property or other similar information (the "Proprietary Information").

     Executive will abide by WebMD's policies and regulations, as established from time to time, for the protection of its Proprietary Information. Executive acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to WebMD or its affiliated entities shall be and remain the sole property of WebMD and/or such affiliated entity and shall, upon the request of WebMD, turn over all copies of such Proprietary Information to WebMD (together with a written statement certifying as to his compliance with the foregoing).

     SECTION 2.2    Non-Solicitation of Customers and Non-Competition.  During
                    -------------------------------------------------
the term of his employment with WebMD, and for a period of one (1) year thereafter, Executive shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or accept, or attempt to solicit or accept any business from any customer or client of WebMD, including actively sought prospective customers, with whom Executive had material contact, for the purpose of providing services or products to such customer or client which are competitive with the services or products offered or provided by WebMD.

     During the Executive's employment with WebMD, and for the one (1) year period following the termination of Executive's employment with WebMD for any reason, Executive shall not, without the prior written consent of the Board of Directors, which consent may be withheld at the sole discretion of the Board of Directors, perform the Services (as defined below) in the Territory (as defined below) on behalf of any entity (other than WebMD) in the Business (as defined below). For purposes hereof, "Services" means the oversight and management of sales, marketing, strategic planning and operations. For purposes hereof, "Territory" means the geographic area within a 50 mile radius of the current principal executive offices of WebMD. For purposes hereof, "Business" means the delivery of information and communications services to the healthcare industry.

     SECTION 2.3    Non-Solicitation of Employees.  During the term of
                    -----------------------------
Executive's employment with WebMD, and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment, any individual who is or was an employee of WebMD and with whom Executive had material contact in an attempt to have any such individual work in any other entity in the Business (as defined above).

     SECTION 2.4    Trade Secrets.  The Executive shall not, at any time, either
                    -------------
during the term of his employment or after any termination of employment, use or disclose any Trade Secrets (as defined under applicable law) of WebMD or its subsidiaries, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

                                  ARTICLE III
                                  -----------

                           TERMINATION OF EMPLOYMENT
                           -------------------------

     SECTION 3.1    Termination by Company.  Executive's employment may be
                    ----------------------
terminated by WebMD by giving notice during the term of this Agreement upon the occurrence of one or more of the following events:

         (a) Executive's death or disability which renders Executive incapable of performing his duties for more than one hundred twenty (120) calendar days in one calendar year or within consecutive calendar years (termination under this Section 3.1(a) shall be deemed termination without Cause);

         (b) for any reason (other than those set forth in Section 3.1(c)) following a determination by the Board of Directors of WebMD to terminate Executive's employment (termination under this Section 3.1(b) shall be deemed termination without Cause); or

         (c) "for Cause," which for purposes of this Agreement shall mean that the Executive shall have committed or engaged in:

          (i) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with WebMD;

          (ii) any intentional wrongful damage to any material assets of WebMD;

          (iii) any intentional wrongful disclosure of Proprietary Information or Trade Secrets of WebMD or its affiliates;

          (iv) a felony or any similar crime involving dishonesty or moral turpitude; or

          (v)    the habitual and debilitating use of alcohol or drugs.

  SECTION 3.2  Severance.  For purpose of this Agreement, Executive's
               ---------
entitlement to any severance payments upon termination of his employment shall be as set forth below:

          (a)  Termination Without Cause.  Executive shall be entitled to 12
               -------------------------
months salary continuation, payable in bi-weekly installments, and continued participation in WebMD's group health and dental insurance program upon the timely periodic payment of the amount required by WebMD for employees to maintain family coverage for such programs, as severance pay in the event that the Executive's employment is terminated without Cause, commencing as of the date of Executive's death or disability for purposes of Section 3.1(a), or the date specified in a notice given under Section 3.1(b), or the date of Constructive Termination (as defined below). Executive's resignation following a Constructive Termination shall be deemed a termination without Cause.

          (b) Voluntary Termination.  Executive shall not receive any severance
              ---------------------
pay in the event that he voluntarily resigns his employment with WebMD (other than a resignation following a Constructive Termination) unless such severance pay is approved by the Board of Directors of WebMD in its sole discretion. Executive shall provide a minimum of thirty (30) days prior notice to the Board of Directors of his resignation. In the event Executive shall provide thirty
(30) days prior written notice of his intent to resign, WebMD may accept such resignation effective as of any date during such thirty (30) day period as WebMD deems appropriate, provided that Executive shall receive from WebMD his salary and be entitled to participate at WebMD's expense in any company-sponsored benefit programs in which he was a participant as of the effective date of his resignation for the duration of such thirty (30) day period. For purposes of this Agreement, "Constructive Termination" shall mean:

              (i) Such change in duties or position as:

                  (a) The assignment (other than an occasional temporary assignment) to Executive of any duties not commensurate with Executive's position, duties, responsibilities and status with WebMD;

                  (b) A material change in Executive's reporting responsibilities, (i.e., reporting to a lower tier) or a diminution in Executive's titles or offices; or

                  (c) A material diminution of Executive's authority or responsibilities.

        (ii) A reduction in Executive's base salary specified in Section 1.3(a) for the calendar year 1998, and a reduction in Executive's base salary in effect for the prior calendar year for all succeeding years (other than pro rata reductions in compensation for all senior management of WebMD and its subsidiaries).

        (iii) The requirement that Executive be based anywhere other than within 50 miles of WebMD's current offices.

    (c) For Cause.  Executive shall not be entitled to any severance pay
        ---------
whatsoever in the event that his employment is terminated "for Cause" pursuant to Section 3.1(c) of this Agreement, unless severance pay is approved by the Board of Directors of WebMD in its sole discretion.

                                  ARTICLE IV
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

  SECTION 4.1  Withholding of Taxes.  WebMD may withhold from any amounts
               --------------------
payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

  SECTION 4.2  Notice.  For purposes of this Agreement, all communications
               ------
including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) on the day of transmission when given by facsimile transmission with confirmation of receipt, (iii) on the following day if submitted to a nationally recognized courier service, or (iv) five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to WebMD (to the attention of the Secretary of WebMD) at its principal executive office or to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

  SECTION 4.3  Governing Law.  The validity, interpretation, construction,
               -------------
performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of law of such State.

  SECTION 4.4  Validity.  If any provision of this Agreement or the application
               --------
of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal; provided, however, if the provision so held to be invalid, unenforceable or otherwise illegal constituted a material inducement to a party's execution and delivery of this Agreement, such provision shall not be reformed unless prior to any reformation that party agrees to be bound by the reformation.

  SECTION 4.5  Entire Agreement.  This Agreement supersedes any other
               ----------------
agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Executive by WebMD. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by all parties hereto.

  SECTION 4.6  Successors and Binding Agreement.
               --------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of WebMD and any Successor of or to WebMD, but shall not be otherwise be assignable or delegable by WebMD. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of WebMD, whether by sale, merger, consolidation, reorganization or otherwise.

          (b) WebMD shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

          (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees and legatees.

          (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.

  SECTION 4.7  Captions.  The captions in this Agreement are solely for
               --------
convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

  SECTION 4.8  Miscellaneous.  No provisions of this Agreement may be modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and WebMD. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

  SECTION 4.9  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        WebMD, INC.


                                        By:  /s/ W. Michael Heekin
                                           ------------------------------
                                           W. Michael Heekin
                                           Chief Operating Officer


                                        EXECUTIVE



                                          /s/ Jeffrey T. Arnold
                                        ---------------------------------
                                        Jeffrey T. Arnold